Exhibit 99.01
January 13, 2020

Consultancy Service Agreement

Dear Jenny:

On behalf of Chegg, Inc. (together with its subsidiaries, the “Company”), I would like to express our appreciation for your willingness to continue to assist Chegg as a consultant to the Company (“Consultant”) effective as of January 15, 2020 (the “Effective Date”). We believe that with your long experience at Chegg, and your background, you will make significant contributions to the success of the Company.

The terms of your arrangement with the Company are as set forth below in this Consultancy Service Agreement (the “Agreement”):

1.    Services.

(a)    Performance. While a Consultant, you agree to perform the services described on Exhibit A attached hereto. In addition, from time to time at the request of the Company, you will informally work with and advise the Company on other mutually-agreed matters and projects. You need not wait for any specific meeting, however, to bring matters of importance or concern to our attention at any time. The services referenced in this paragraph 1(a) and described in Exhibit A are collectively referred to as the “Services.”

(b)    Compensation. As consideration for the Services hereunder, the Company will continue to permit the Chegg options and restricted stock units (RSUs) previously granted to you to vest pursuant to the terms of the applicable grant agreements, through March 1, 2020. Any expenses incurred by you in performing the Services will be your sole responsibility, provided, however, that from time to time the Company will reimburse you for reasonable travel and lodging expenses incurred in performing Services for the Company when the Company has agreed in advance to reimburse specific expenses. You will receive no royalty or other remuneration on the production or distribution of any products developed by the Company or by you in connection with or based upon the Services (“Products”). As additional consideration for this Agreement, Company will reimburse Consultant for the costs of any COBRA premiums incurred and paid by Consultant during the period from the Effective Date through March 1, 2020, upon receipt of your reimbursement request. Please note that the Company must have a completed W-9 Form on file in order to process any payments.

2.    Relationship of Parties. As of the date of this Agreement and during your tenure as a Consultant, you are an independent contractor and are not an agent or employee of, and you have no authority to bind, the Company by contract or otherwise. You will perform the Services under the general direction of the Company, but you will determine, in your sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that you shall at all times comply with applicable law. The Company has no right or authority to control the manner or means by which the Services are accomplished. You will not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by the Company pertaining to any bonus, stock option, profit sharing, insurance, or similar benefits for the Company’s employees.

3.    Property of the Company.

(a)    Definition. For the purposes of this Agreement, “Designs and Materials” shall mean all designs, discoveries, inventions, products, computer programs, procedures, improvements, developments, drawings, notes, documents, information and materials made, conceived, or developed by you alone or with others which result from or relate to the Services.

(b)    Assignment of Ownership. You hereby irrevocably transfer and assign to the Company any and all of your right, title, and interest in and to Designs and Materials, including but not limited to all copyrights, patent rights, trade secrets. and trademarks. Designs and Materials will be the sole property of the Company, and the Company will have the sole right to determine

Jenny Brandemuehl
January 13, 2020

the treatment of any Designs and Materials, including the right to keep them as trade secrets, to file and obtain patent applications on them, to use and disclose them without prior patent application, to file applications to register the copyrights or trademark rights in them in its own name, or to follow any other procedure that the Company deems appropriate. You agree: (a) to disclose promptly in writing to the Company all Designs and Materials; (b) to cooperate with and assist the Company to apply for, and to execute any applications and/or assignments reasonably necessary to obtain any patent, copyright, trademark, or other statutory protection for Designs and Materials in the Company’s name as the Company deems appropriate; and (c) to otherwise treat all Designs and Materials as “Confidential Information,” as defined below. These obligations to disclose, assist, execute, and keep confidential will survive any expiration or termination of this Agreement.

(c)    Moral Rights Waiver. “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty. You hereby irrevocably transfer and assign to the Company any and all Moral Rights that you may have in any Services, Designs and Materials, or Products. You also hereby forever waive and agree never to assert against the Company, its successors or licensees, any and all Moral Rights you may have in any Services, Designs and Materials, or Products, even after expiration or termination of this Agreement.

4.    Confidential Information. You acknowledge that you will acquire information and materials from the Company and knowledge about the business, products, programming techniques, experimental work, customers, clients, and suppliers of the Company and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of the Company (collectively “Confidential Information”). Confidential Information will not include any information which is or becomes part of the public domain through no fault of You or that the Company regularly gives to third-parties without restriction on use or disclosure. You agree to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. You further agree to take all action reasonably necessary and satisfactory to the Company to protect the confidentiality of the Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information.

5.    Termination and Expiration.

(a)     At Will. Either party may terminate this Agreement at any time, for any reason or no reason, by written notice to the other party.

(b)    Expiration. Unless terminated earlier, this Agreement will expire on March 1, 2020. You will immediately notify Company if you take any employment or consultant position exceeding 10 hours per week with any third party, so that you and Company can evaluate whether such a role will interfere with your ability to provide Services to Company.

(c)    No Election of Remedies. The election by the Company to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

6.    Effect of Expiration or Termination. Upon the expiration or termination of this Agreement for any reason:

(a)    each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve You of Your obligations under Sections 3, 4, 7, 8(b), 8(c) and 9, nor will expiration or termination relieve you or the Company from any liability arising from any breach of this Agreement; and

(b)    You will promptly notify the Company of all Confidential Information, including but not limited to the Designs and Materials, in your possession and, at your expense and in accordance with the Company’s instructions, will promptly deliver to the Company all such Confidential Information.

7.    Limitation of Liability. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

Jenny Brandemuehl
January 13, 2020

8.    Covenants.

(a)    Competitive Activities. You will not during the term of this Agreement, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the business being conducted by the Company. You represent that you have no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or) that would be in conflict or inconsistent with, or that would hinder your performance of your obligations under this Agreement.

(b)    Pre‑existing Obligations; Non‑Infringement. You represent and warrant that (i) you are not under any pre‑existing obligation inconsistent with the provisions of this Agreement, and (ii) that the Services performed under this Agreement, and any resulting Designs and Materials, will not infringe a patent, copyright or other proprietary right or violate a trade secret of any third party.

(c)    Solicitation of Employment. Because of the trade secret subject matter of the Company’s business, you agree that you will not solicit the services of any of the employees of the Company during the term of this Agreement and for twelve (12) months thereafter.

9.    General.

(a)    Assignment. You may not assign your rights or delegate your duties under this Agreement either in whole or in part without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be void.

(b)    Equitable Remedies. Because the Services are personal and unique and because you will have access to Confidential Information of the Company, the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

(c)    Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

(d)    Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

(e)    Notices. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, to the address specified below or such other address as the party specifies in writing. Such notice will be effective upon its mailing as specified.

(f)    Complete Understanding; Modification. This Agreement constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

Jenny Brandemuehl
January 13, 2020

Please confirm your agreement with the foregoing by signing and returning one copy of this Agreement to the undersigned, whereupon this Agreement shall become a binding agreement between you and the Company. We look forward to continuing to work with you as a Consultant and are delighted at the prospect of you assisting the Company!

Very truly yours,

Chegg, Inc.

By: /s/ Andrew Brown
Name: Andrew Brown
Title: Chief Financial Officer

Accepted and agreed to as of
January 13, 2020:

By: /s/ Jenny Brandemuehl
Jenny Brandemuehl

Jenny Brandemuehl
January 13, 2020

EXHIBIT A

SERVICES AND COMPENSATION

Description of Services:

As Services to the Company as a Consultant, you will:

(1)	Use reasonable efforts to perform consulting services to the company’s CEO and senior executive team including 1:1 counsell and various product and international strategy discussions as requested, and

(2)	Advise the Company on general strategic product and operational directions as requested, and

(3)	Be available to the Company’s CEO and executive team for consultations by telephone, electronic mail or in person, as your time and other business activities permit from time to time, and

(4)
Where applicable, provide the Company with access to your network of contacts to further the Company’s business by, among other things, recommending and introducing key potential strategic business/product partners, employees, and customers, provided that such network, recommendations, and introductions shall not be deemed “Confidential Information”, and

(5)	Be available to perform due diligence on potential acquisition targets, pending availability and desire.

Description of Compensation:

Your service to the company will continue uninterrupted from the conclusion of your employment as an employee. When your employment ends and your service as a consultant begins per the terms of this Agreement, you will no longer receive benefits, a salary or hourly wages, or any other remuneration. As consideration for Your Services provided as a consultant, the Company agrees to allow your existing stock options and RSUs to vest as described in Section 1(b) of the Agreement.